EXHIBIT 10.2

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                                                             Execution Copy



                            RBF EXPLORATION CO.

                $200,000,000 Senior Secured Class A1 Notes
                 $50,000,000 Senior Secured Class A2 Notes


                  ______________________________________



                          NOTE PURCHASE AGREEMENT
                           (DEEPWATER NAUTILUS)


                  _______________________________________


                        Dated as of August 12, 1999

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                             TABLE OF CONTENTS

                                                                       Page

1.  AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . .1

2.  SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . .2

3.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .3
  4.1.   Representations and Warranties. . . . . . . . . . . . . . . . . .3
  4.2.   Performance; No Default . . . . . . . . . . . . . . . . . . . . .3
  4.3.   Trust Indenture . . . . . . . . . . . . . . . . . . . . . . . . .3
  4.4.   Drilling Rig. . . . . . . . . . . . . . . . . . . . . . . . . . .4
  4.5.   The Parent. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  4.7.   SDDI and the SDDI Contract. . . . . . . . . . . . . . . . . . . .5
  4.8.   Certain Other Documents . . . . . . . . . . . . . . . . . . . . .5
  4.9.   Compliance Certificates . . . . . . . . . . . . . . . . . . . . .5
  4.10.  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . .6
  4.11.  Purchase Permitted by Applicable Law, etc.. . . . . . . . . . . .6
  4.12.  Sale of Other Notes . . . . . . . . . . . . . . . . . . . . . . .6
  4.13.  Payment of Special Counsel Fees . . . . . . . . . . . . . . . . .7
  4.14.  Private Placement Number. . . . . . . . . . . . . . . . . . . . .7
  4.15.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  4.17.  Material Adverse Change . . . . . . . . . . . . . . . . . . . . .7
  4.18.  Changes in Corporate Structure. . . . . . . . . . . . . . . . . .7
  4.19.  Proceedings and Documents . . . . . . . . . . . . . . . . . . . .8
  4.20.  Trustee.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
  4.21.  Agent for Service of Process. . . . . . . . . . . . . . . . . . .8
  4.22.  Filing of Documents.. . . . . . . . . . . . . . . . . . . . . . .8

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . .8
  5.1.   Organization; Power and Authority . . . . . . . . . . . . . . . .8
  5.2.   Authorization, etc. . . . . . . . . . . . . . . . . . . . . . . .9
  5.3.   Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
  5.4.   Organization and Ownership of Company.. . . . . . . . . . . . . .9
  5.5.   Financial Statements. . . . . . . . . . . . . . . . . . . . . . .9
  5.6.   Compliance with Laws, Other Instruments, etc. . . . . . . . . . 10
  5.7.   Governmental Authorizations, etc. . . . . . . . . . . . . . . . 10
  5.8.   Litigation; Observance of Statutes and Orders . . . . . . . . . 10
  5.9.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  5.10.  Title to Property . . . . . . . . . . . . . . . . . . . . . . . 11
  5.11.  Licenses, Permits, etc. . . . . . . . . . . . . . . . . . . . . 11
  5.12.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . 11
  5.13.  Private Offering by the Company.. . . . . . . . . . . . . . . . 12
  5.14.  Use of Proceeds; Margin Regulations.. . . . . . . . . . . . . . 12
  5.15.  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  5.16.  Foreign Assets Control Regulations, etc.. . . . . . . . . . . . 13
  5.17.  Status under Certain Statutes.. . . . . . . . . . . . . . . . . 13
  5.18.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 13
  5.19.  Nature of Business and Location of Business and Offices.. . . . 14
  5.20.  Environmental Matters.. . . . . . . . . . . . . . . . . . . . . 14
  5.21. Construction Contract, SDDI Contract, Performance Bond, Construction Supervisory Agreement and Refundment
         Guarantee.. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  5.22.  No Indenture Defaults.. . . . . . . . . . . . . . . . . . . . . 15
  5.23.  Rig Classification. . . . . . . . . . . . . . . . . . . . . . . 15
  5.24.  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  5.25.  Security Interests. . . . . . . . . . . . . . . . . . . . . . . 16
  5.26.  Year 2000.. . . . . . . . . . . . . . . . . . . . . . . . . . . 16

6.  REPRESENTATIONS OF THE PURCHASER.. . . . . . . . . . . . . . . . . . 16
  6.1.   Purchase for Investment.. . . . . . . . . . . . . . . . . . . . 16
  6.2.   Source of Funds.  . . . . . . . . . . . . . . . . . . . . . . . 17

7.  EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  7.1.   Transaction Expenses. . . . . . . . . . . . . . . . . . . . . . 18
  7.2.   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . 19

9.  AMENDMENT AND WAIVER.. . . . . . . . . . . . . . . . . . . . . . . . 19
  9.1.   Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . 19
  9.2.   Solicitation of Holders of Notes. . . . . . . . . . . . . . . . 19
  9.3.   Binding Effect, etc.. . . . . . . . . . . . . . . . . . . . . . 20
  9.4.   Notes held by Company, etc. . . . . . . . . . . . . . . . . . . 20

10. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

11. REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . 21

12. CONFIDENTIAL INFORMATION.. . . . . . . . . . . . . . . . . . . . . . 21

13. SUBSTITUTION OF PURCHASER. . . . . . . . . . . . . . . . . . . . . . 22

14. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  14.1.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . 22
  14.2.  Payments Due on Non-Business Days.. . . . . . . . . . . . . . . 23
  14.3.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 23
  14.4.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . 23
  14.5.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 23
  14.6.  Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . 23
  14.7.  Obligations of Bankers Trust Company. . . . . . . . . . . . . . 23
  14.8.  Non Recourse Persons. . . . . . . . . . . . . . . . . . . . . . 24
  14.9.  Final Agreement.. . . . . . . . . . . . . . . . . . . . . . . . 24

SCHEDULE A    --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B    --   DEFINED TERMS

SCHEDULE 4.18 --   Changes in Corporate Structure

SCHEDULE 5.3  --   Disclosure Materials

SCHEDULE 5.7  --   Governmental Authorizations

SCHEDULE 5.8  --   Certain Litigation

SCHEDULE 5.11 --   Patents, Permits, etc.

EXHIBIT 1          --   Trust Indenture and Security Agreement

EXHIBIT 2          --   Construction Supervisory Agreement

EXHIBIT 3          --   Operation and Maintenance Agreement

EXHIBIT 4          --   First Preferred Ship Mortgage

EXHIBIT 5          --   Assignment of Drilling Contract

EXHIBIT 6          --   Issuer/SDDI Notice Letter

EXHIBIT 7          --   SDDI Acknowledgment and Consent

EXHIBIT 8          --   Performance Bond

EXHIBIT 9          --   Opinion of Gardere Wynn Sewell & Riggs LLP
                        (General Enforceability)

EXHIBIT 10         --   Opinion of Gardere Wynn Sewell & Riggs LLP
                        (Non-Consolidation)

EXHIBIT 11         --   Opinion of Jackson Walker LLP

EXHIBIT 12         --   Opinion of General Counsel and Internal Counsel
                        to Sureties



                            RBF EXPLORATION CO.
                             901 Threadneedle
                          Houston, Texas 77079


                       Senior Secured Class A1 Notes
                       Senior Secured Class A2 Notes


                                                            August 12, 1999


TO THE PURCHASER LISTED IN THE ATTACHED
    SCHEDULE A WHICH IS A SIGNATORY HERETO:

Ladies and Gentlemen:

    RBF Exploration Co., a Nevada corporation (the "Company"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES.

    The Company will authorize the issue and sale of its promissory notes described as follows:

    (a) $200,000,000 aggregate principal amount of Senior Secured Class A1 Notes, payable in installments with final installment due on the Maturity Date (the "Class A1 Notes", such term to include any such notes issued in substitution therefor pursuant to the Trust Indenture (hereinafter defined)). The Class A1 Notes shall have the terms (including interest rate) and provisions and be substantially in form attached as Annex A-1 of the Trust Indenture;

    (b) $50,000,000 aggregate principal amount of Senior Secured Class A2 Notes, payable on the Maturity Date (the "Class A2 Notes", such term to include any such notes issued in substitution therefor pursuant to the Trust Indenture). The Class A2 Notes shall have the terms (including interest rate) and provisions and be substantially in form attached as Annex A-2 to the Trust Indenture;

    (c) All of the Class A1 Notes and the Class A2 Notes (all such Notes are herein collectively called the "Notes") shall be issued on the Purchase Date under and pursuant to the Trust Indenture and be subject to the terms and provisions thereof. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

    Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the Class and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the Class and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

    If the Purchase Date and the Closing have failed to occur prior to September 30, 1999 (the "Commitment Termination Date"), your obligation to purchase Notes hereunder shall terminate.

    If the Purchase Date has not occurred and the Closing has not been consummated on or before the Commitment Termination Date, the Company will pay to you on the Commitment Termination Date a make-whole fee in the amount of the "Make-Whole Amount." The "Make-Whole Amount" shall be determined as provided in Section 3.8 of the Trust Indenture; provided that for purposes hereof such determination shall be made as if the Notes had been issued to you as provided in this Agreement on the Commitment Termination Date, the full principal balance thereof repaid on such date (being the "Settlement Date" for such determination) and the words ".50% (with respect to the Class A1 Notes ) and .50% (with respect to the Class A2 Notes ) over the yield to maturity" used in the definition of the "Reinvestment Yield," for purposes of such determination, shall be deemed to read .50% over the yield to maturity," "maturity" being the maturity that said Notes would have had they been issued on said Commitment Termination Date. In addition, to the extent not covered by amounts paid pursuant to the preceding, the Company shall pay to the Purchaser the amount of any loss incurred by it under any Hedging Agreements entered into by it in respect of the Notes.

3.  CLOSING.

    The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Vinson & Elkins L.L.P., 35th Floor, First City Tower, 1001 Fannin, Houston, Texas 77002, at 9:00 a.m., Central time, at a closing (the "Closing") on the Purchase Date or on such other Business Day thereafter on or prior to the Commitment Termination Date as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Trustee (hereinafter defined) for application as provided in the Trust Indenture as follows:

         Chase Bank of Texas, National Association
         ABA # 113000609
         Trust Clearing Account:  #00101606276
         For Credit to the Construction Account:  #55-03-001-2074902
         Attn: Mauri ext 6-6686
         F/B/O R & B Falcon

If at the Closing the Company shall fail to tender such Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

    Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     Representations and Warranties.

    The representations and warranties of each of the RBF Parties in this Agreement and the other Project Documents shall be correct in all material respects when made and at the time of the Closing.

4.2.     Performance; No Default.

    Each of the RBF Parties shall have performed and complied with and shall continue to be in compliance with all agreements and conditions contained in this Agreement, the Trust Indenture and the other Project Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Indenture Default or Indenture Event of Default shall have occurred and be continuing.

4.3.     Trust Indenture.

    The Company and the Trustee shall have entered into the Trust Indenture and Security Agreement (the "Trust Indenture"), which shall be to the effect and substantially in the form of Exhibit 1 hereto, and the Notes shall have been duly issued and executed by the Company and duly authenticated and delivered by the Trustee as provided in the Trust Indenture. The Trustee shall have a valid and enforceable perfected first priority security interest in the collateral described in the Trust Indenture except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4.     Drilling Rig.

    You shall have received a copy of the Rig Appraisal and Engineering Report addressed to you or accompanied by a letter permitting you and Duff & Phelps Credit Rating Co. to rely thereon.

4.5.     The Parent.

         (a) The RBF Parties shall have executed and delivered to the Trustee, with a copy to you, the following agreements, each of which shall be in full force and effect:

              (i)     Construction Supervisory Agreement;

              (ii)    Operation and Maintenance Agreement; and

              (iii)   Performance Guarantee.

         (b) The Parent shall have executed and delivered to the Trustee, the Sureties and you a letter (i) certifying that the unaudited consolidated financial statements of the Parent referred to in Section 5.5 hereof fairly present in all material respects the consolidated financial position and results of operations of the Parent and its Subsidiaries for each of the years and at each of the dates set forth therein, (ii) certifying that since June 30, 1999, there has been no change in the financial condition, operations, business or properties of the Parent and its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect and (iii) covenanting to maintain direct or indirect ownership of all of the outstanding shares of capital stock of the Company so long as any Notes are outstanding. Such letter shall provide that the Credit Support Parties shall be third party beneficiaries of the covenant described in clause (iii).

4.6.     Construction Contract.

         (a) The Construction Contract shall be in full force and effect without amendment, modification or waiver except as would be permitted by Section 8.3(c) of the Trust Indenture, no defaults or events which with the lapse of time or the giving of notice will create a default shall have occurred and be continuing thereunder and you shall have received a certified copy of the Construction Contract, and all amendments thereto.

         (b) The Trustee shall have received the Refundment Guarantee issued by Korea Exchange Bank in the form of Exhibit "A" to the Construction Contract and issued pursuant to Article X, Section 2 of the Construction Contract duly and legally assigned to and enforceable by the Trustee.

         (c) The Trustee shall have received a valid and enforceable security interest in the Construction Contract duly and legally consented to by the Builders.

         (d) The Trustee shall have received evidence, satisfactory to you, of maintenance of all insurance required pursuant to the Trust Indenture and the Construction Contract.

4.7.     SDDI and the SDDI Contract.

         (a) The SDDI Contract shall be in full force and effect without amendment, modification or waiver except as would be permitted by Section 8.3(f)(ii) of the Trust Indenture and no defaults or events which with the lapse of time or the giving of notice will create a default shall have occurred and be continuing thereunder.

         (b)  SDDI shall be 100% owned directly or indirectly by Royal
    Dutch Shell.

         (c) The Issuer shall have delivered the Issuer/SDDI Notice Letter to SDDI.

         (d) You shall have received copies of the following: (i) the SDDI Contract, and all amendments thereto; and (ii) the SDDI
    Acknowledgment and Consent.

         (e) You shall have received evidence satisfactory to you that the Parent has contributed at least $65,000,000 equity into the Company and that substantially all of such equity has been paid by the Company to the Builders in satisfaction of payment obligations to date hereof under the Construction Contract.

4.8.     Certain Other Documents.

    The Company shall have executed and delivered to the Trustee, with a copy to you, the following:

         (i)  Assignment of Drilling Contract;

         (ii) appropriate Financing Statements and other filing and recording documents as necessary to properly perfect the liens and security interests evidenced by the Trust Indenture and the Assignment of Drilling Contract;

         (iii) the Performance Bond together with the executed Schedule A attached thereto (the Sureties shall be rated at least AA by Standard and Poor s Ratings Services, a division of The McGraw Hill Companies, Inc. and no lower than Aa2 by Moody s Investors Service, Inc.);

         (iv) all other Project Documents to which the Company is a party; and

         (v)  a copy of the Refundment Guarantee.

4.9.     Compliance Certificates.

         (a) The Company shall have delivered to you, the Sureties and the Trustee an Officer's Certificate dated the date of the Closing, certifying that the conditions specified in Section 4 have been fulfilled.

         (b) The Parent shall have delivered to you, the Sureties and the Trustee an Officer's Certificate dated the date of the Closing, certifying that the conditions specified in Section 4 hereof with respect to it have been fulfilled.

         (c) Each of the RBF Parties shall have delivered to you, the Sureties and the Trustee (i) a certified copy of its certificate of incorporation, (ii) a certificate of its secretary or an assistant secretary certifying (A) the absence of any amendments to its certificate of incorporation since the date of such certified copy,
    (B) its bylaws, (C) the due adoption or approval by its board of directors of resolutions attached to such certificate relating to the transactions contemplated hereby and (D) the incumbency of each of its officers who has executed any of the Project Documents, and
    (iii) a good standing certificate from its state of incorporation.

4.10.    Opinions of Counsel.

    You shall have received opinions dated the date of the Closing
(a) from Gardere Wynne Sewell & Riggs, L.L.P., counsel for the RBF Parties substantially in the form of Exhibits 9 and 10 hereto,
(b) from Jackson Walker, L.L.P., counsel to the Trustee, substantially in the form of Exhibit 11 hereto and (c) from the general counsel and internal counsel for each of the Sureties substantially in the form of Exhibit 12 hereto.

4.11.    Purchase Permitted by Applicable Law, etc.

    On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof, and there shall be no legal impediment to the consummation of the transactions contemplated by this Agreement and the Credit Agreements. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.12.    Sale of Other Notes.

    Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.13.    Payment of Special Counsel Fees.

    Without limiting the provisions of Section 7.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of special counsel to each of the Class A1 Noteholders, Class A2 Noteholders, Credit Support Parties and Trustees; provided that the Class A1 Noteholders shall all use the same counsel, the Class A2 Noteholders shall all use the same counsel, the Credit Support Parties shall all use the same counsel and the Trustees shall use the same counsel, and to the extent reflected in a statement of each such counsel rendered to the Company at least one Business Day prior to the Closing.

4.14.    Private Placement Number.

    A Private Placement number issued by Standard & Poor's CUSIP
Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

4.15.    Notes - Rating.

    The Class A1 Notes shall have been rated no lower than AA by Standard and Poor s Ratings Services, a division of The McGraw Hill Companies, Inc. and no lower than AA by Duff & Phelps Credit Rating Co. and the Class A2 Notes shall have been rated no lower than BBB+ by Duff & Phelps Credit Rating Co.

4.16.    Debt Service Reserve Account; Construction Account.

    Each of the Payment Reserve Account and Construction Account shall have been established with the Trustee and, simultaneously with the funding of the purchase price of the Notes, funded pursuant to the Trust Indenture.

4.17.    Material Adverse Change.

    No event or condition shall have occurred which reasonably may be expected to cause a Material Adverse Effect with respect to any of the RBF Parties nor shall have any event or condition have occurred with respect to Royal Dutch Shell, SDDI or either Builder which reasonably may be expected to have a material adverse effect on any of their business, operations, affairs, financial condition or properties.

4.18.    Changes in Corporate Structure.

    Except as specified in Schedule 4.18, neither the Company nor the Parent shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor otherwise materially changed its corporate structure, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.19.    Proceedings and Documents.

    All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.20.    Trustee.

    The Company shall have designated Chase Bank of Texas, National Association (or other U.S. bank or trust company reasonably acceptable to you) to act as Trustee pursuant to the Trust Indenture and, Chase Bank of Texas, National Association (or other U.S. bank or trust company reasonably acceptable to you) shall have accepted such appointment, and said Trustee shall have delivered to you (a) a certificate of its vice president, secretary or an assistant secretary certifying as to its articles of association and bylaws, resolutions or other authority to act as Trustee and the incumbency of officers, and (b) a good standing certificate from the Comptroller of the Currency.

4.21.    Agent for Service of Process.

    You shall have received, in form and substance satisfactory to you, evidence of the consent of Capitol Services, Inc. located in Albany, New York, to the appointment and designation as Agent for service of process for each of the RBF Parties in accordance with the Project Documents, such evidence in the case of the Parent to be as of the date hereof, and such evidence to be for the period from the Closing through July 31, 2010.

4.22.    Filing of Documents.

    On or before the Purchase Date, Uniform Commercial Code financing statements reflecting the Company as debtor and the Trustee as secured party shall have been filed in the appropriate public offices.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to you and the Sureties that:

5.1.     Organization; Power and Authority.

    Each of the RBF Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the RBF Parties has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements, the Notes and the other Project Documents to which it is a party and to perform the provisions hereof and thereof.

5.2.     Authorization, etc.

    This Agreement and the Other Agreements, the Notes and the other Project Documents have been duly authorized by all necessary corporate action on the part of the RBF Parties, and this Agreement and the other Project Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company and/or the other RBF Parties party thereto enforceable against the Company and/or the other RBF Parties party thereto in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     Disclosure.

    The Company, through its agent, BTM Financial Services, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated May 1999 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in
Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements referred to in Section 5.5, and each other statement by the Company taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements referred to in Section 5.5, since June 30, 1999, there has been no change in the financial condition, operations, business or properties of the RBF Parties except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.     Organization and Ownership of Company.

    The Company is a special purpose, directly or indirectly wholly-owned subsidiary of the Parent.

5.5.     Financial Statements.

    (a) The audited consolidated balance sheets as of December 31, 1994, 1995, 1996, 1997 and 1998 and the audited consolidated statements of operations for each of the years in the five-year period ended June 30, 1999 of the Parent and its Subsidiaries, copies of which are contained in Exhibit F to the Memorandum, fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of such dates and for the periods indicated and the consolidated results of their operations for such years and have been prepared in accordance with GAAP (exclusive of footnotes) consistently applied throughout the periods involved. The financial statements described above are true, accurate and complete, and since June 30, 1999, there has been no event which has had a Material Adverse Effect or would materially change such financial statements. As of the Purchase Date, there exists no material contingent liabilities or obligations of the Parent and its Subsidiaries which are not fairly disclosed in such financial statements or which have not been disclosed in writing to the Purchasers.

    (b) The unaudited proforma statements of cash flow of the Company contained in Exhibit J to the Memorandum have been prepared on a reasonable basis.

5.6.     Compliance with Laws, Other Instruments, etc.

    The execution, delivery and performance by the Company of this Agreement, the Notes and the other Project Documents to which it is a party and by each of the other RBF Parties of the Project Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any RBF Party or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which any RBF Party or any Subsidiary is bound or by which any RBF Party or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any RBF Party or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any RBF Party or any Subsidiary.

5.7.     Governmental Authorizations, etc.

    Except as specified in Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any RBF Party of this Agreement, the Notes or the other Project Documents except for those consents, filing approvals, and authorizations required in the ordinary course of the operation of the Vessel.

5.8.     Litigation; Observance of Statutes and Orders.

    (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting any RBF Party or any Subsidiary or any property of any RBF Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (b) Neither the Company nor any RBF Party nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.     Taxes.

    The Parent has filed all income tax returns that are required to have been filed in any jurisdiction, and paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount of which is not individually or in the aggregate Material to the Parent and its Subsidiaries on a consolidated basis or the Company individually, as the case may be, and to the extent assessed against the Parent or any of its Subsidiaries, Material to the Parent and its Subsidiaries on a consolidated basis or the amount, applicability or validity of which is currently being Contested in Good Faith by appropriate proceedings and with respect to which the Parent and its Subsidiaries, on a consolidated basis or the Company individually, as the case may be, has established adequate reserves including but not limited to those required in accordance with GAAP.

5.10.    Title to Property.

    Each RBF Party and each Subsidiary has good and valid title to their respective Material properties, including all such properties reflected in the most recent balance sheet referred to in Section 5.5 or purported to have been acquired after said date (except as sold or otherwise disposed of in the ordinary course of business) including, without limitation the Construction Contract, in each case free and clear of Liens other than Excepted Liens. All Material leases are valid and subsisting and are in full force and effect in all Material respects.

5.11.    Licenses, Permits, etc.

    (a) Except as disclosed in Schedule 5.11, the Company and the Parent own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others.

    (b) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without any known conflict with the rights of others, necessary to own and operate the Drilling Rig and perform the SDDI Contract as contemplated therein.

5.12.    Compliance with ERISA.

    (a)  Company has no Plan and makes no contributions to any Plan.

    (b) The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (except for required contributions) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate (except for required contributions), or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

    (c) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

    (d) The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

    (e) The expected postretirement benefit obligation (determined as of the last day of the Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement
No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

    (f) The execution and delivery of this Agreement and the other Project Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to sections 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.12(f) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

5.13.    Private Offering by the Company.

    Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    Use of Proceeds; Margin Regulations.

    The Company will apply the proceeds of the sale of the Notes to (i) fund the Payment Reserve Account, (ii) fund the Construction Account, and (iii) to fund the costs of the Construction Contract and the purchase of the Owner's Supplies. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve
System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or the Parent or any of its Subsidiaries in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. The Company does not own and will not acquire any margin stock.

5.15.    Debt.

    (a) The Company has no Debt as of the date hereof and it will have no Debt (other than Debt represented by the Notes) on the date of Closing.

    (b) Since June 30, 1999 there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt reflected on the financial statements of the Parent as of such date (copies of which have been delivered to you). Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent or such Subsidiary. No event or condition exists with respect to any Debt of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.    Foreign Assets Control Regulations, etc.

    Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    Status under Certain Statutes.

    Neither the Company nor any Affiliate thereof is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    Subsidiaries.

    The Company has no Subsidiaries.

5.19.    Nature of Business and Location of Business and Offices.

    The Company is organized for the single purpose of owning and operating the Drilling Rig and does not engage directly or indirectly in any other business. The Company's principal place of business and chief executive offices are located at the address stated for the Company at the beginning of this Agreement.

5.20.    Environmental Matters.

    Except (i) as provided in Schedule 5.20 or (ii) as could not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material
Adverse Effect):

         (a) Neither any Property of the Company nor the Parent nor any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

         (b) Without limitation of clause (a) above, no Property of the Company, the Parent or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

         (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Company, the Parent and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Company, the Parent and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property owned or leased by the Company, the Parent or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

         (e) Each of the RBF Parties have taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company, RBF II, the Parent or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

         (f) To the extent applicable, all Property of the Company, RBF II, the Parent and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the date of the Closing to be imposed by OPA during the term of this Agreement, and the Company does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

         (g)  Neither the Company, RBF II, the Parent nor any
    Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

5.21.    Construction Contract, SDDI Contract, Performance Bond,
         Construction Supervisory Agreement and Refundment Guarantee.

    The copies of the Construction Contract, Performance Bond, Construction Supervisory Agreement, Refundment Guarantee and the SDDI Contract previously delivered by the Company to you are complete and accurate and have not been amended or modified in any manner except, with respect to the Construction Contract and the SDDI Contract, as permitted by Section 8.3(c) and Section 8.3(f)(ii) of the Trust Indenture. All such documents in the preceding sentence are valid, binding and enforceable against the parties thereto.

5.22.    No Indenture Defaults.

    No event has occurred and is continuing and no condition exists which, upon the issuance of the Notes, would constitute an Indenture Default or an Indenture Event of Default. Neither the Company, RBF
II nor the Parent is in violation in any respect of any term of its certificate of incorporation or bylaws, and neither the Company, RBF II nor the Parent is in violation of any material term in any Material agreement or other Material instrument to which it is a party or by which it or any of its Property may be bound. Except for the Project Documents, the Construction Contract and the SDDI Contract, there are no Material agreements or Material instruments to which the Company is a party or by which it or any of its Property is bound. Each representation made or deemed made by any RBF Party in any Project Document is true and correct.

5.23.    Rig Classification.

    As of the Rig Acceptance Date, the Drilling Rig will be classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, free of any material requirements or recommendations.

5.24.    Insurance.

    As of the Rig Acceptance Date, the Drilling Rig will be covered by the insurance required by Section 2.13 of the First Preferred Ship Mortgage and the other Project Documents and such insurance will be in full force and effect and all premiums due in respect of such insurance will have been paid.

5.25.    Security Interests.

    (a) On the Purchase Date, all filings necessary or desirable to perfect the first Lien and security interest of the Trustee under the Trust Indenture in the Trust Estate (which shall include the Construction Contract but shall not include the Drilling Rig) as against creditors and purchasers from the Company will have been duly made, and the Trust Indenture will create a valid and perfected first priority lien and security interest in said Trust Estate, effective against creditors of and purchasers from the Company, securing all obligations secured thereby.

    (b) On the Rig Acceptance Date, (a) the Drilling Rig will be duly documented in the name of the Company under the laws of the United States of America, and no other filing, recordation or registration of any other document or instrument will be necessary in order to establish the Company's good and valid title to the Drilling Rig, and
(b) all filings necessary or desirable to perfect the first Lien and security interest of the Trustee under the Trust Indenture and the First Preferred Ship Mortgage in the Trust Estate as against creditors of and purchasers from the Company will have been duly made, and the Trust Indenture and the First Preferred Ship Mortgage will create valid and perfected first priority liens and security interests in the Trust Estate, effective as against creditors of and purchasers from the Company, securing all obligations secured thereby.

5.26.    Year 2000.

    The representations contained in the Year 2000 Schedule attached as Annex H to the Trust Indenture are true and correct.

6.  REPRESENTATIONS OF THE PURCHASER.

6.1.     Purchase for Investment.

    You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and that the Company is not required to register the Notes.

6.2.     Source of Funds.

    You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (b) if you are an insurance company, to the extent that the Source constitutes assets allocated to any general account maintained by you, there is no employee benefit plan with respect to which the amount, if any, of such general account's reserves and liabilities for all contracts held by or on behalf of such plan and all other plans maintained by the same employer or its affiliates or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account at the date of purchase (all as determined under Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995)); or

         (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued
    January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

         (e)  the Source is a governmental plan; or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

         (g) the Source is one or more employee benefit plans, or a separate account, general account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g).

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.  EXPENSES, ETC.

7.1.     Transaction Expenses.

    Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses, including the cost of obtaining the Private Placement Number, the reasonable fees and disbursements of external counsel for the Trustees and the reasonable fees, charges and disbursements of special counsel to each of the Class A1 Noteholders, Class A2 Noteholders and Credit Support Parties; provided that the Class A1 Noteholders shall all use the same counsel, the Class A2 Noteholders shall all use the same counsel and the Credit Support Parties shall all use the same counsel and, if reasonably required, local or other counsel incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes and the other Project Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Project Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Project Documents, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any RBF Party or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Project Documents. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses of (a) the arranger, BTM Financial Services, Inc., (b) the structuring agent, BTM Capital Corporation, and (c) any other brokers and finders (other than those retained by you or the other Purchasers).

7.2.     Survival.

    The obligations of the Company under this Section 7 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other
Project Documents, and the termination of this Agreement.

8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    All representations and warranties contained herein and in the other Project Documents shall survive the execution and delivery of this Agreement, the Notes and the other Project Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any RBF Party pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

9.  AMENDMENT AND WAIVER.

9.1.     Requirements.

    Subject to the provisions of the Trust Indenture, this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Required Holders, the Trustee and, so long as the Performance Bond is outstanding or amounts are due to the Sureties as a result of payments made by them thereunder, the Sureties, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 13 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest, Make-Whole Amount, Yield Protection Amount or the Special Yield Protection Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend either
Section 9 or 12. Without limiting the Purchaser s discretion as between the Purchaser and the Issuer (or any other RBF Party) to give or withhold any consent, notice, directive or request pursuant to the Trust Indenture or any Project Document, the Purchaser may give or withhold any of the foregoing pursuant to any contractual arrangement at any time entered into between the Purchaser and any Credit Support Party.

9.2.     Solicitation of Holders of Notes.

    (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, fifteen (15) Business Days in advance of the date a decision is required, to enable such holder to make an informed and considered decision, if required, with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Project Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval, if required, of, the requisite holders of Notes.

    (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently offered to be paid, or additional security is concurrently offered to be granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

9.3.     Binding Effect, etc.

    Any amendment or waiver consented to as provided in this Section 9 or effected pursuant to Article 10 of the Trust Indenture applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Indenture Default or Indenture Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Note or any other Project Document shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this agreement as it may from time to time be amended or supplemented.

9.4.     Notes held by Company, etc.

    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Project Document, or have directed the taking of any action provided herein or in the Notes or in any other Project Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

10. NOTICES.

    All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile (with a copy sent by registered or certified mail on the same date), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

         (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of President, or at such other address as the Company shall have specified to the holder of each Note in writing,

         (iv) if to the Trustee, as set forth in the Indenture, or

         (v)  if to the Sureties, as set forth in the Performance Bond.

    Notices under this Section 10 will be deemed given only when actually received. All notices, reports, information and other materials furnished to the Purchaser pursuant to this Agreement or any other Project Documents shall be sent with a copy as follows:

    BTM Capital Corporation
    125 Summer Street
    Boston, MA 02110
    Attn:  Credit Department
    Tel 617 345-5865
    Fax 617 345-1695

11. REPRODUCTION OF DOCUMENTS.

    This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 11 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

12. CONFIDENTIAL INFORMATION.

    For the purposes of this Section 12, "Confidential Information" means written information delivered to you by or on behalf of the Company, RBF II or the Parent in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, RBF II or the Parent, or was known by you as being confidential information, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, RBF II or the Parent or by violation by you of the provisions of this Section 12 or (d) constitutes financial statements delivered to you under the provisions of this Agreement or the Trust Indenture that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith and pursuant to prudent business practices to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 12), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, (viii) any Credit Support Party or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Indenture Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Project Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12 as though it were a party to this Agreement. On reasonable written request by the Company, in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 12.

13. SUBSTITUTION OF PURCHASER.

    You shall have the right to substitute any one of your Affiliates (or any Credit Support Party) as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate (or Credit Support Party), shall contain such Affiliate's (or Credit Support Party s) agreement to be bound by this Agreement expressly including
Section 12 hereof and shall contain a confirmation by such Affiliate (or Credit Support Party) of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 13), such word shall be deemed to refer to such Affiliate (or Credit Support Party) in lieu of you. In the event that such Affiliate (or Credit Support Party) is so substituted as a purchaser hereunder and such Affiliate (or Credit Support Party) thereafter transfers to you all of the Notes then held by such Affiliate (or Credit Support Party), upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 13), such word shall no longer be deemed to refer to such Affiliate (or Credit Support Party), but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement. Each Credit Support Party shall be entitled to rely on and be the beneficiary of the warranties, representations and covenants of the Company under this Agreement and shall be an express third party beneficiary thereof.

14. MISCELLANEOUS.

14.1.    Successors and Assigns.

    Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Company or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not; provided; however, that the Company shall not assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of all of the holders of the Notes.

14.2.    Payments Due on Non-Business Days.

    Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, Make-Whole Amount, Yield Protection Amount, Special Yield Protection Amount, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day (interest for such additional days to accrue and be payable on the next regularly scheduled payment date).

14.3.    Severability.

    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

14.4.    Construction.

    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

14.5.    Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

14.6.    Governing Law.

    This Agreement (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof that would require the application of the laws of a jurisdiction other than such state.

14.7.    Obligations of Bankers Trust Company.

    The parties to this Agreement agree that Bankers Trust Company shall have no obligation, in its capacity as program administrator for Victory Receivables Corporation or otherwise, to take any actions under the Project Documents if Bankers Trust Company is relieved of its obligations as program administrator for Victory Receivables Corporation.

14.8.    Non Recourse Persons.

    No recourse shall be had for the payment of any amount owing in respect of any obligation or claim hereunder, or in connection herewith against, any stockholder, employee, officer, director, member or incorporator of the Purchaser (or of any member of the Purchaser), any Credit Support Party or J H Management Corporation; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have arising from his, her or its gross negligence, willful misconduct or intentional misrepresentation.

14.9.    Final Agreement.

    This Agreement and the other Project Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Project Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
There are no unwritten oral agreements between the parties.


                             *   *   *   *   *


    If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                             Very truly yours,

                             RBF EXPLORATION CO.


                             By:
                                 [                    ]
                                 Senior Vice President

The foregoing is hereby
agreed to as of the date
thereof.


[                        ]

 By:
     Name:


--------------------------------------------------------------------------

                                                                SCHEDULE A




Name and Address                              Principal Amount
of Purchaser                                  of Class A1 Notes
                                              To Be Purchased



Victory Receivables Corporation                 $200,000,000.00
C/o The Bank of Tokyo-Mitsubishi, Ltd.          R&B Falcon Senior Notes
1251 Avenue of the Americas
10th Floor
New York, NY 10020
Attention:  William Aguiar/Matthew Croghan
Telephone:  (212) 782-4913/(212) 782-6974
Facsimile:  (212) 782-6998

All payments on or in respect to the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "[SELLER NAME], [DESCRIPTION OF NOTE BY SERIES #, INTEREST RATE, MATURITY DATE, PRINCIPAL AMOUNT, PREMIUM OR INTEREST] to:

  Bankers Trust Company
  4 Albany Street
  New York, NY 10006
  ABA #: 021001033
  Account #:  01419647
  For credit to:  Corporate Trust & Agency Services
  Attention:  Victory

All notices and communications to be addressed as first provided above.

The delivery of Securities to Bankers Trust Company, as Collateral Agent as follows:

  Bankers Trust Company
  16 Wall Street
  4th Floor, Window 43
  Reference:  A/C # 098985
  Corporate Trust & Agency Services
  Ref:  Acct# 28194 RB Falcon


--------------------------------------------------------------------------

Name and Address                            Principal Amount
of Purchaser                                of Class A2 Notes
                                            To Be Purchased


Anchor National Life Insurance Company       $10,000,000.00
                                             R&B Falcon Senior Notes

(1) All payments on or in respect of the Notes shall be by wire transfer of Federal or other immediately available funds to:
    Bankers Trust Company
    ABA # 021-001-033
    Account # 99-911-145
    For further credit to acct. #099527
    Ref. R&B Falcon
    CUSIP#___________, P$___________, I$___________

(2) Address for all notices in respect of payment:
    SunAmerica Investments
    1 SunAmerica Center
    Los Angeles, CA 90067-6022
    Attn:  Investment Accounting, 36th Floor
    Telephone:  310-772-6342
    Fax:  310-772-6596

(3) Address for all other communications:
    SunAmerica Corporate Finance
    700 Louisiana Suite 3905
    Houston, TX 77002
    Attn:  Chris Ochs
    Telephone:  713-546-1115
    Fax:  713-222-1402

(4) Please issue Notes in the nominee name "OKGBD & Co."
    Tax ID# 13-3020293
    Tax ID# for Anchor National Life Insurance Company:  86-0198983

(5) Physical Delivery Instructions:
    Bankers Trust Company
    14 Wall Street
    New York, NY 10005
    4th Floor, Window 44
    Reference:  Anchor National Life/Main
    Account #099527

(6) DTC Participant #0903
    Agent Bank ID #20903
    Institution ID #26540
    Ref:  Anchor National/MAIN
    Account #099527

--------------------------------------------------------------------------


Name and Address                            Principal Amount
of Purchaser                                of Class A2 Notes
                                            To Be Purchased



First SunAmerica Life Insurance Company           $5,000,000.00
                                                  R&B Falcon Senior Notes

(1) All payments on or in respect of the Notes shall be by wire transfer of Federal or other immediately available funds to:
    Bankers Trust Company
    ABA #021-001-033
    Account #99-911-145
    For further credit to acct. #099537
    Ref. R&B Falcon
    PPN#__________, P$___________, I$__________

(2) Address for all notices in respect of payment
    SunAmerica Investments
    1 Sun America Center
    Los Angeles, CA 90067-6022
    Attn:  Investment Accounting, 36th Floor
    Telephone:  310-772-6342
    Fax:  310-772-6596

(3) Address for all other communications:
    SunAmerica Corporate Finance
    700 Louisiana, Suite 3905
    Houston, TX 77002
    Attn:  Chris Ochs
    Telephone:  713-546-1115
    Fax:  713-222-1402

(4) Please issue notes in the nominee name "OKGBD & Co."
    Tax ID# 13-3020293
    Tax ID# for First SunAmerica Life Insurance Company:  06-0992729

(5) Physical Delivery Instructions:
    Bankers Trust Company
    14 Wall Street
    New York, NY 10005
    4th Floor, Window 44
    Account #099537


(6) DTC Participant #0903
    Agent Bank ID #20903
    Institution ID #26540
    Ref:  First SunAmerica Life Insurance Company/MAIN
    Account #099537

------------------------------------------------------------------------


Name and Address                              Principal Amount
of Purchaser                                  of Class A2 Notes
                                              To Be Purchased


Parthenon Receivables Funding LLC             $35,000,000.00
C/o The Bank of Tokyo-Mitsubishi, Ltd.        R&B Falcon Senior Notes
1251 Avenue of the Americas
10th Floor
New York, NY 10020
Attention:  William Aguiar/Matthew Croghan
Telephone:  (212) 782-4913/(212) 782-6974
Facsimile:  (212) 782-6998

All payments on or in respect to the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "[SELLER NAME], [DESCRIPTION OF NOTE BY SERIES #, INTEREST RATE, MATURITY DATE, PRINCIPAL AMOUNT, PREMIUM OR INTEREST] to:

  Bank of Tokyo-Mitsubishi Trust Company
  ABA #: 026009687
  Account #: 310-051-886
  Account Name:  Parthenon
  Reference:  [SELLER NAME]

All notices and communications to be addressed as first provided above.

The delivery of Securities to Bankers Trust Company, as Collateral Agent as follows:

  Bankers Trust Company
  16 Wall Street
  4th Floor, Window 43
  Reference:  A/C # 098985
  Corporate Trust & Agency Services
  Ref:  Acct# 28194 RB Falcon


                                                                 SCHEDULE B


                               DEFINED TERMS

    As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

    "Affiliate" shall have the meaning set forth in the Trust
Indenture.

    "Agreement" is defined in Section 9.3.

    "Assignment of Drilling Contract" means the agreement substantially in the form of Exhibit 5 to this Agreement.

    "basis point" means one-hundredth of one percent per annum.

    "Builder" means collectively Hyundai Heavy Industries Co., Ltd. and Hyundai Corporation, both being corporations incorporated and existing under the laws of the Republic of Korea.

    "Business Day" shall have the meaning set forth in the Trust
Indenture.

    "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

    "Class A1 Notes" is defined in Section 1.

    "Class A2 Notes" is defined in Section 1.

    "Closing" is defined in Section 3.

    "Collection Account" shall have the meaning set forth in the Trust
Indenture.

    "Code" shall have the meaning set forth in the Trust Indenture.

    "Company" means RBF Exploration Co., a Nevada corporation.

    "Commitment Termination Date" is defined in Section 2.

    "Confidential Information" is defined in Section 12.

    "Construction Contract" means that certain Contract for Construction and Sale of Vessel (Hull No. HRBS6) between the Company and the Builder.

    "Construction Supervisory Agreement" means the agreement, substantially in the form of Exhibit 3 to this Agreement, to be dated on or before the Purchase Date, between RBF II and the Company.

    "Contested in Good Faith" shall have the meaning set forth in the Trust Indenture.

    "Credit Support Party" shall have the meaning set forth in the Trust Indenture.

    "Debt" shall have the meaning set forth in the Trust Indenture.

    "Drilling Rig" shall have the meaning set forth in the Trust
Indenture.

    "Default Rate" shall have the meaning set out in the Trust
Indenture.

    "Environmental Laws" shall have the meaning set out in the Trust
Indenture.

    "ERISA" shall have the meaning set forth in the Trust Indenture.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

    "Excepted Liens" shall have the meaning set out in the Trust
Indenture.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "First Preferred Ship Mortgage" means the mortgage of the Drilling Rig, substantially in the form of Exhibit 6 to this Agreement, to be dated on the Rig Acceptance Date, from the Company to the Trustee.

    "GAAP" shall have the meaning set forth in the Trust Indenture.

    "Governmental Authority" shall have the meaning set forth in the Trust Indenture.

    "Hedging Agreements" shall have the meaning set forth in the Trust
Indenture.

    "Indenture Default" shall have the meaning set out in the Trust
Indenture.

    "Indenture Event of Default" shall have the meaning set out in the Trust Indenture.

    "Institutional Investor" means (a) any original purchaser of a Note, (b) any Credit Support Party and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

    "Issuer/SDDI Notice Letter" means a letter in the form of Exhibit
6 hereto.

    "Lien" shall have the meaning set forth in the Trust Indenture.

    "Majority Holders" shall have the meaning set forth in the Trust
Indenture.

    "Make-Whole Amount" shall have the meaning set out in the Trust
Indenture.

    "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company, RBF II or of the Parent and its Subsidiaries taken as a whole.

    "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company, RBF II or of the Parent and its Subsidiaries taken as a whole, or (b) the ability of the Company, RBF II or of the Parent to perform its respective obligations under this Agreement, the Notes or any other Project Documents, or (c) the validity or enforceability of this Agreement or the Notes or any other Project Documents.

    "Maturity Date" means May 1, 2005.

    "Memorandum" is defined in Section 5.3.

    "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

    "Notes" is defined in Section 1.

    "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

    "Operation and Maintenance Agreement" means the agreement, substantially in the form of Exhibit 5 to this Agreement, to be dated on or before the Purchase Date.

    "Other Agreements" is defined in Section 2.

    "Other Purchasers" is defined in Section 2.

    "Owner's Supplies" shall have the meaning set forth in the Trust
Indenture.

    "Parent" shall mean R&B Falcon Corporation, a Delaware corporation.

    "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

    "Payment Reserve Account" shall have the meaning set forth in the Trust Indenture.

    "Performance Bond" means the Performance Bond dated August 12, 1999, issued by the Sureties in the form of Exhibit 8 to this Agreement.

    "Performance Guarantee" has the meaning set forth in the Trust
Indenture.

    "Person" has the meaning set forth in the Trust Indenture.

    "Plans" has the meaning set forth in the Trust Indenture.

    "Project Documents" shall have the meaning set forth in the Trust
Indenture.

    "Property" or "property" has the meaning set forth in the Trust
Indenture.

    "Purchase Date" means the date on which the conditions to Closing under Section 4 hereof have been satisfied or such other date thereafter agreed to pursuant to Section 3 hereof.

    "Purchaser" shall have the meaning set forth in the Trust
Indenture.

    "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

    "RBF II" means RBF Exploration II Inc., a Nevada corporation.

    "RBF Parties" means each of the Company, RBF II and the Parent.

    "Refundment Guarantee" shall have the meaning set forth in the Trust Indenture.

    "Required Holders" shall have the meaning set forth in the Trust
Indenture.

    "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

    "Rig Acceptance Date" means the date the Drilling Rig is accepted for delivery by the Company pursuant to the Construction Contract.

    "Rig Appraisal and Engineering Report" means Exhibit D to the
Memorandum.

    "Royal Dutch Shell" means, collectively, Royal Dutch Petroleum Company, a company incorporated in The Netherlands, and The "Shell" Transport and Trading Company, plc, a public limited company incorporated in England and Wales.

    "SDDI" means Shell Deepwater Development Inc., a Delaware corporation.

    "SDDI Acknowledgment and Consent" means a letter in the form of
Exhibit 7 hereto.

    "SDDI Contract" means the Deep Water Rig Contract dated as of
August 12, 1998, between SDDI and the Company.

    "Securities Act" means the Securities Act of 1933, as amended from time to time.

    "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

    "Special Yield Protection Amount" shall have the meaning set out in the Trust Indenture.

    "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent

    "Sureties" shall have the meaning set out in the Trust Indenture.

    "Trust Estate" shall have the meaning set out in the Trust
Indenture.

    "Trust Indenture" is defined in Section 4.3.

    "Trustee" shall have the meaning set out in the Trust Indenture.

    "Year 2000 Problem" shall have the meaning set out in the Trust
Indenture.

    "Yield Protection Amount" shall have the meaning set out in the Trust Indenture.


                                                              SCHEDULE 4.18


                      CHANGES IN CORPORATE STRUCTURE
                        (as to Company and Parent)


None.



                                                               SCHEDULE 5.3

                           DISCLOSURE MATERIALS

1. Parent's SEC Form 10-Q for the quarter ended June 30, 1999 filed on August [10], 1999.

2.  Cliffs Drilling Company's SEC Form 10-Q for the quarter ended
    June 30, 1999 filed on August [10], 1999.

3. RBF Finance Co.'s SEC Form 10-Q for the quarter ended June 30, 1999 filed on August [12], 1999.




                                                               SCHEDULE 5.7

                        GOVERNMENTAL AUTHORIZATIONS


None.



                                                               SCHEDULE 5.8

                                LITIGATION

1.  In the Matter of an Arbitration between R&B Falcon (U.K.)
    Limited and Mobil North Sea Limited and Mobil North Sea
    Limited, Arbitration No. 9152, London Court of International
    Arbitration.

2.  In the Matter of an Arbitration between Lisnave Estaleiros
    Navais, S.A. v. R&B Falcon Corporation under English
    Arbitration Act.

3.  F. Richard Manson v. Cliffs Drilling Company, Douglas E.
    Swanson, M.M. Cone, H. Robert Hirsch, Robert M. McInnes,
    Joseph E. Reid and John D. Weil, C. A. No. 16585-NG, Court of
    Chancery, New Castle County, Delaware.

4.  Mobil Exploration & Producing U.S. Inc., et al vs. Cliffs
    Drilling Company, et al, Docket No. 99091 "E", 16th Judicial
    District Court, Parish of St. Mary, Louisiana.





                                                              SCHEDULE 5.11

                          PATENTS, PERMITS, ETC.

None.


                                 EXHIBIT 6
                        [Issuer/SDDI Notice Letter]
                    [Letterhead of RBF Exploration Co.]
                                                             August 9, 1999

Shell Deepwater Development Inc.
P.O. Box 60833
New Orleans, Louisiana  70160

    Re:  Offshore Daywork Drilling Contract
         Contract No. RBS6-1
         Dated and effective August 12, 1998

Gentlemen:

    Reference is made to that certain Offshore Daywork Drilling
Contract, Contract No. RBS6-1, between Shell Deepwater Development Inc. ("SDDI") and RBF Exploration Co. ("Contractor"), dated and effective August 12, 1998 (the "Drilling Contract"). Unless otherwise specified, capitalized terms used herein have the meanings set forth in the Drilling Contract.

    Contractor has entered into a Trust Indenture and Security Agreement with Chase Bank of Texas, National Association, as Trustee (together with its successors and assigns, "Indenture Trustee"), dated as of August 12, 1999 (as amended, supplemented and otherwise modified from time to time, the "Trust Indenture"), pursuant to which Contractor has issued $200,000,000 in principal amount of its Class
A1 Senior Secured Notes and $50,000,000 in principal amount of its Class A2 Senior Secured Notes (collectively, the "Notes").

    Pursuant to Section 12.2 of the Drilling Contract, Contractor hereby notifies SDDI that Contractor has assigned the Drilling Contract and all of its rights thereunder, relating to all payments pursuant to Article 3 of the Drilling Contract, to Indenture Trustee as security for repayment of the Notes and full and faithful payment and performance of all of Contractor's obligations under the Trust Indenture and the other Project Documents (as defined therein). Contractor also hereby notifies you that it has granted to Indenture Trustee a first preferred ship mortgage on the Rig. From and after date hereof, you are hereby directed to make all payments due under the Drilling Contract by wire transfer of immediately available funds on the date due to Chase Bank of Texas, National Association, ABA No. 113000609, Credit Trust Clearing Account No. 00101606276 for the account of RBF Exploration Co., Account No. 2074900, Attention: Mauri
J. Cowen, Vice President, or to such other account as Indenture Trustee shall direct in writing. The foregoing direction may not be revoked or amended except by written direction from Indenture Trustee.

         Very truly yours,

         RBF EXPLORATION CO.

         By:___________________
         Name:
         Title:



                                 EXHIBIT 7

                      SDDI Acknowledgment and Consent


             [Letterhead of Shell Deepwater Development Inc.]


                                                    _______________, 1999


RBF Exploration Co.
901 Threadneedle, Suite 200
Houston, TX 77079

Chase Bank of Texas, National Association
1150 Chase Tower
600 Travis Street
Houston, Texas 77002
Attn: Mauri J. Cowen, Vice President

    Re:  Offshore Daywork Drilling Contract
         Contract No.  RBS6-1
         Dated and effective August 12, 1998

Gentlemen:

    Reference is made to that certain Offshore Daywork Drilling
Contract, Contract No. RBS6-1, between Shell Deepwater Development Inc. ("SDDI") and RBF Exploration Co. ("Contractor"), dated and effective August 12, 1998 (the "Drilling Contract"). Unless otherwise specified, capitalized terms used herein have the meanings set forth in the Drilling Contract.

    SDDI understands that Contractor has entered into a Trust Indenture and Security Agreement with Chase Bank of Texas, National Association, as Trustee (together with its successors and assigns, "Indenture Trustee"), dated as of August 12, 1999 (as amended, supplemented and otherwise modified from time to time, the "Trust Indenture"), pursuant to which Contractor has issued $200,000,000 in principal amount of its Class A1 Senior Secured Notes and $50,000,000 in principal amount of its Class A2 Senior Secured Notes (collectively, the Notes ).

    By notice dated August 9, 1999 (the "Notice"), Contractor has informed SDDI that Contractor has, pursuant to the Indenture and an Assignment of Drilling Contract, dated as of August 12, 1999 (as amended, supplemented and otherwise modified from time to time, the "Assignment"), assigned the Drilling Contract and all of its rights thereunder, relating to all payments pursuant to Article 3 of the Drilling Contract (the "Assigned Payments"), to Indenture Trustee as security for repayment of the Notes and full and faithful payment and performance of all of Contractor s obligations under the Trust Indenture and the other Project Documents (as defined therein).

    Pursuant to Section 12.2 of the Drilling Contract, SDDI hereby acknowledges and consents to the assignment of the Drilling Contract and all of Contractor s rights thereunder, including the rights to the Assigned Payments.

    SDDI hereby further agrees, in accordance with the direction set forth in the Notice, until further direction to the contrary from Indenture Trustee, to make all Assigned Payments to Indenture Trustee by wire transfer in accordance with the payment terms set forth in
Section 3.8 ("Time and Manner of Payment; Dispute and Adjustment") of the Drilling Contract to Chase Bank of Texas, National Association, ABA No. 113000609, Credit Trust Clearing Account No. 00101606276 for the account of RBF Exploration Co., Account No. 2074900, Attention:
Mauri J. Cowen, Vice President, or to such other account as Indenture Trustee shall direct in writing.

    The Assignment shall in no way affect the underlying terms of the Drilling Contract as between Contractor and SDDI in connection with the rights of SDDI thereunder, including but not limited to rights with respect to repaid days set forth in Section 3.2.7 of the Drilling Contract.


    Very truly yours,

SHELL DEEPWATER DEVELOPMENT INC.



 By:__________________________
 Name:
 Title:





                                EXHIBIT 12

        Opinion of General Counsel and Internal Counsel of Sureties


                         [Opinions of each Surety]


 1. The Surety is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ____________, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its properties or the nature of its activities makes such qualification necessary.

 2. The Surety has the corporate power and authority to enter into and perform its obligations under the Performance Bond. The
Surety's execution and delivery of the Performance Bond have been duly authorized by all requisite corporate action.

 3. The Performance Bond constitutes the legal, valid and binding obligations of Surety, enforceable against Surety in accordance with its terms.

 4. The execution and delivery of the Performance Bond, the consummation of the transactions therein contemplated, and the fulfillment of and compliance with the terms, conditions and provisions thereof or of any instruments required thereby, will not violate Surety's Certificate/Articles of Incorporation or Bylaws, and will not conflict with, violate or result in a breach of (a) any law or statute or any regulation of any administrative or governmental instrumentality applicable to Surety or, (b) to the best of our knowledge, any order, writ, injunction or decree of any court applicable to Surety.

 5. No registration with or authorization, consent, order or approval of any federal or state agency or department is required with respect to Surety in connection with the execution and delivery by Surety of the Performance Bond, or the performance by Surety of its obligations thereunder.




                   [Add Assumptions and Qualifications]